          As filed with the Securities and Exchange Commission on June 25, 1998
                                                 Registration No. 333-
                                                                       ---------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                               RESOUND CORPORATION
             (Exact name of Registrant as specified in its charter)
                         ------------------------------

             CALIFORNIA                                         77-0019588
    (State or other jurisdiction                            (I.R.S. Employer
  of incorporation or organization)                       Identification Number)

                         ------------------------------

                                220 SAGINAW DRIVE
                                 SEAPORT CENTRE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 780-7800
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                         ------------------------------

                        1992 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                         ------------------------------

                                 RUSSELL D. HAYS
                      President and Chief Executive Officer
                               ReSound Corporation
                                220 Saginaw Drive
                                 Seaport Centre
                         Redwood City, California 94063
                                 (650) 780-7800
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   Copies to:
                                 ELIAS J. BLAWIE
                                 LAURA A. GORDON
                                VENTURE LAW GROUP
                           A PROFESSIONAL CORPORATION
                               2800 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025
                                 (650) 854-4488

               (Calculation of Registration Fee on following page)
================================================================================

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                        Proposed        Proposed
                                         Maximum         Maximum         Maximum      Amount of
                                       Amount to be   Offering Price    Aggregate    Registration
Title of Securities to be Registered   Registered(1)    Per Share     Offering Price     Fee
-------------------------------------------------------------------------------------------------
1992 EMPLOYEE STOCK PURCHASE PLAN
  Common Stock,
  $0.01 par value...................     200,000         $5.445         $1,089,000      $321.26



----------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average high and low sale prices of the Registrant's Common Stock as reported on the Nasdaq National Market on June 22, 1998, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

        (c) Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on July 7, 1994 pursuant to Section 12 of the Exchange Act. Also Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on March 3, 1993 pursuant to Section 12 of the Exchange Act.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.        DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Articles of Incorporation reduce the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under California law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the California General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.        EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.        EXHIBITS.

                 Exhibit
                 Number
                 ------
                  4.1       1992 Employee Stock Purchase Plan, as amended to date
                  5.1       Opinion of Venture Law Group, A Professional Corporation
                  23.1      Consent of Venture Law Group, A Professional Corporation
                            (included in Exhibit 5.1)
                  23.2      Consent of Ernst & Young LLP, Independent Auditors
                  24.1      Power of Attorney (see p. 6)


Item 9.        UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                            [Signature Pages Follow]

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant, ReSound Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on June 25, 1998.

                                        ReSound Corporation


                                        By: /s/ Russell D. Hays
                                            ------------------------------------
                                            Russell D. Hays
                                            President, Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Russell D. Hays and Arthur Taylor, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                             Title                  Date
           ---------                             -----                  ----
/s/Russell D. Hays            President, Chief Executive Officer    June 25, 1998
-------------------------       and Director (Principal
Russell D. Hays                 Executive Officer)

/s/Arthur Taylor              Vice President, Finance and Chief     June 25, 1998
-------------------------       Financial Officer (Principal
Arthur Taylor                   Financial and Accounting Officer)

/s/Richard L. Goode           Director                              June 25, 1998
-------------------------
Richard L. Goode

/s/Eugene Kleiner             Director                              June 25, 1998
-------------------------
Eugene Kleiner

/s/Rodney Perkins, M.D.       Director                              June 25, 1998
-------------------------
Rodney Perkins, M.D.

/s/Philip S. Schlein           Director                             June 25, 1998
-------------------------
Philip S. Schlein

/s/Robert C. Wilson           Director                              June 25, 1998
-------------------------
Robert C. Wilson

                                INDEX TO EXHIBITS


 Exhibit
  Number
  ------
   4.1     1992 Employee Stock Purchase Plan, as amended to date

   5.1     Opinion of Venture Law Group, A Professional Corporation

   23.1    Consent of Venture Law Group, A Professional Corporation
           (included in Exhibit 5.1)

   23.2    Consent of Ernst & Young LLP, Independent Auditors

   24.1    Powers of Attorney (see p. 6)